UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

   FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 30, 2018

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3131 Las Vegas Boulevard South Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip Code)
(702) 770-7555
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into A Material Definitive Agreement.

The information set forth under Item 2.03 of this report is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On October 30, 2018, Wynn Resorts, Limited (the "Company"), and certain subsidiaries of the Company entered into a Credit Agreement (the "Credit Agreement") with Deutsche Bank AG New York Branch ("Deutsche Bank"), as administrative agent and as collateral agent, and the lenders party thereto. The Credit Agreement provides for a six-year term loan facility to the Company in an aggregate principal amount of $500 million (the "Term Loan"). The Term Loan bears interest at LIBOR plus 2.25% per annum.

The Company intends to use the net proceeds for general corporate purposes, including, without limitation, repurchases of the Company’s common stock, investments in subsidiaries and/or capital expenditures. Wynn Group Asia, Inc. and Wynn Resorts Holdings, LLC, each a subsidiary of the Company (collectively, the “Guarantors”), guarantee the obligations of the Company under the Credit Agreement. The Company will pledge all of the equity interests in the Guarantors to the extent permitted by applicable law. The Credit Agreement contains customary representations and warranties, events of default and negative and affirmative covenants, including, among other things, limitations on: incurrence of indebtedness; liens securing indebtedness; mergers and sales of assets; restricted payments; and transactions with affiliates.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.

Item 7.01	Regulation FD Disclosure.

As previously disclosed, on September 19, 2018, the Company entered into a commitment letter providing for a 364-day term loan facility to the Company in an aggregate principal amount of up to $750 million (as subsequently amended and restated to add additional lenders, the "Commitment Letter"). On October 24, 2018, the Company agreed to terminate $500 million of the lenders' commitments under the Commitment Letter. Accordingly, the lenders' remaining commitments under the Commitment Letter are $250 million and expire on December 19, 2018, with an option to extend to April 5, 2019, subject to certain conditions.

The information furnished in this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Dated: October 30, 2018	By:	/s/ Craig S. Billings
Craig S. Billings
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)